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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 to be filed pursuant to Rule 462 of our report dated February 9, 2000 related to the consolidated financial statements of Adolph Coors Company and its subsidiaries, which appears in the Registration Statement on Form S-3, as amended as of October 27, 2000. We also consent to the incorporation by reference in this Registration Statement of our report dated February 9, 2000 relating to the financial statement schedule which appears in the Adolph Coors Company's Annual Report on Form 10-K for the year ended December 26, 1999. We also consent to the incorporation by reference in the Registration Statement of the references to us under the heading "Experts", "Summary Historical Consolidated Financial Data" and "Selected Historical Consolidated Financial Data" in the Registration Statement on Form S-3, as amended as of October 27, 2000.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Denver, Colorado
November 14, 2000